UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 17, 2008

Lehman ABS Corporation, on behalf of:

CORPORATE BACKED TRUST CERTIFICATES,

GOLDMAN SACHS CAPITAL I SECURITIES-BACKED SERIES 2004-6 TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32131	13-3447441
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

Lehman ABS Corporation
1271 Avenue of the Americas
New York, New York		10021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 526-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6 Trust, which we refer to herein as the “Trust,” was formed pursuant to the Standard Terms for Trust Agreements, dated as of January 16, 2001, between Lehman ABS Corporation, as depositor, and U.S. Bank Trust National Association, as trustee (the “Trustee”), as supplemented by the Series Supplement in respect of the Trust dated as of March 19, 2004.

The Registrant is a wholly-owned, indirect subsidiary of Lehman Brothers Holdings Inc. (“LBHI”), which filed a voluntary petition (the “Petition”) for relief under Chapter 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York on September 15, 2008 in a jointly administered proceeding named In re Lehman Brothers Holdings Inc., et. al. under Case Number 08-13555. LBHI and its wholly-owned broker-dealer, Lehman Brothers Inc., have sold since September 15, 2008 significant businesses, including the sale on September 21, 2008 of the investment banking business to Barclays Capital Inc., which business included the employees who historically conducted the Registrant’s business. As a result of the foregoing, the Registrant discontinued its securitization business and the individuals previously involved in such securitization business are no longer employed by the Registrant’s affiliates and, accordingly, the Registrant was unable to timely file this Current Report on Form 8-K.

Item 8.01. OTHER EVENTS

On November 17, 2008, there was no distribution scheduled or made to the holders of the certificates issued by the Trust due to the occurrence of a Swap Agreement Termination Event on September 15, 2008 that was not a Trust Termination Event. As provided by the Standard Terms for Trust Agreements dated as of January 16, 2001 as supplemented by the Series Supplement, Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6, dated as of March 19, 2004, “Distribution Date” is defined to mean (i) for so long as the Swap Agreement shall not have been terminated, the 15th of February, May, August and November (or if such date is not a Business Day, the next succeeding Business Day) or (ii) upon the occurrence of a Swap Agreement Termination Event that is not also a Trust Termination Event, February 15th and August 15th of each year (or if such date is not a Business Day, the next succeeding Business Day).  Specific information with respect to the Trust is filed as Exhibit 99.1 hereto.

Lehman Brothers Holdings Inc. (“LBHI”) is Credit Support Provider for Lehman Brothers Special Financing Inc.(“LBSFI”) under the ISDA Master Agreement dated as of March 19, 2004 between LBSFI. and Corporate-Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2006-4 Trust, as supplemented and amended by the Confirmation dated March 19, 2004 and Schedule dated as of March 19, 2004, (collectively, “Interest Rate Swap”).  The September 15, 2008 bankruptcy filing of LBHI, resulted in an “Event of Default” under (and as defined in) the Section 5(a)(vii) of the Interest Rate Swap.  This is a Swap Agreement Termination Event but not a Trust Termination Event under the Standard Terms for Trust Agreements dated as of January 16, 2001 as supplemented by the Series Supplement, Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6, dated as of March 19, 2004.  No further payments are required made by the Trust to the Swap Counterparty and no further payments are expected to be received from the Swap Counterparty. The Trustee will apply interest received on the Underlying Securities as set forth in Section 5 of the Series Supplement. Please note that interest payments on the Underlying Securities are scheduled to be received only on February 15th and August 15th of each year.

No other reportable transactions or matters have occurred during the current reporting period.

The Goldman Sachs Group, Inc., the issuer of the junior subordinated debentures, the sole asset held by the issuer of the underlying securities, is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  For information on The Goldman Sachs Group, Inc., please see its periodic and current reports filed with the Securities and Exchange Commission (the

“Commission”) under The Goldman Sachs Group, Inc.’s Exchange Act file number, 001-14965.  The Commission maintains a site on the World Wide Web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system, or “EDGAR.”  Periodic and current reports and other information required to be filed pursuant to the Exchange Act by The Goldman Sachs Group, Inc. may be accessed on this site.  Neither Lehman ABS Corporation nor the Trustee has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein.  Neither Lehman ABS Corporation nor the Trustee has verified the accuracy or completeness of such documents or reports.  There can be no assurance that events affecting the issuer of the underlying securities, the issuer of the junior subordinated debentures or the underlying securities themselves have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)                    The following exhibit is filed as part of this report:

99.1	Trustee’s Statement to the Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6 Certificate Holders for the period ending November 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.  In preparing this report the Registrant has relied upon the attached Distribution Statement provided to it by the Trustee.

Date:  July 21, 2009

Lehman ABS Corporation

By:	/s/ William Fox
Name:	William Fox
Title:	Chief Financial Officer,
Controller and Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Trustee’s Statement to the Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6 Certificate Holders for the period ending November 15, 2008